Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

morrison & foerster llp

amsterdam, austin, berlin, boston, brussels, denver, hong kong, london, los angeles, miami, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

November 18, 2025

Board of Directors

Ceva, Inc.
15245 Shady Grove Road, Suite 400

Rockville, Maryland 20850

Re: Public Offering of Common Stock

Ladies and Gentlemen:

We are acting as counsel to Ceva, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to 3,000,000 shares of its common stock, $0.001 par value per share (the “Shares”), all of which Shares are to be sold by the Company pursuant to a prospectus supplement dated November 18, 2025 and the accompanying base prospectus dated August 16, 2024 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-281323) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Shares.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity with the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors

Ceva, Inc.

November 18, 2025

Page Two

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that following (i) issuance and delivery of the Shares pursuant to the terms of the Underwriting Agreement, dated November 18, 2025, by and among the Company and the underwriters listed in Schedule 1 thereto, and (ii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid and non-assessable.

This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.

We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours, /s/ Morrison & Foerster LLP Morrison & Foerster LLP